Exhibit 99.1
HCC INSURANCE HOLDINGS REPORTS EARNINGS
FOR THE FIRST QUARTER OF 2009
HOUSTON (May 5, 2009) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released results for the first quarter of 2009, which ended March 31.
“We are extremely pleased to report solid earnings for the first quarter of 2009 and results that show an increase over 2008. Our investment income should resume its steady growth following our exit from alternative investments and as our investment assets continue to increase,” HCC Chief Executive Officer Frank J. Bramanti said.
Net earnings for the first quarter of 2009 were $83.2 million, compared with $80.5 million during the first quarter of 2008, a 3.4 percent increase. Net earnings per diluted share were $0.73 for the first quarter of 2009, compared to $0.69 for the same quarter of 2008, an increase of 5.8 percent.
The GAAP combined ratio for the first quarter of 2009 was 87.3 percent, compared to 83.7 percent for the first quarter of 2008. Book value per share increased to $24.14 at March 31, 2009, compared to $23.27 a share at December 31, 2008, a 3.7 percent increase. The Company’s annualized return on average equity for the first quarter of 2009 was 12.4 percent.
For the first quarter of 2009, the gross written premium of HCC’s insurance company subsidiaries increased 3.3 percent to $602.4 million, compared to $583.0 million for the same quarter of 2008. Net written premium was flat at $491.3 million during the first quarter of 2009, compared with net written premium of $493.6 million for the 2008 first quarter. Net earned premium increased 1.8 percent to $502.4 million for the first quarter of 2009, compared to $493.5 million for the same quarter of 2008.
“While we are optimistic about an eventual turn in the pricing cycle, our observation is that it has not happened yet. Accordingly, we remain disciplined in our approach to risk selection and pricing. Our underwriting results continue to be good but rates are continuing to fall in certain lines of business, albeit at a slowing pace. On the other hand, we continue to see improvement in pricing in our international aviation, medical stop-loss, financial institution professional liability and offshore energy businesses. These increases should lead to improving results into 2010,” Mr. Bramanti added.
During the first quarter of 2009, HCC had net adverse prior year reserve development of

$4.7 million, compared to net favorable prior year reserve development of $5.1 million for the same period in 2008. The adverse development is principally due to case reserve and IBNR increases in certain Life, Accident and Health lines of business.
Other operating income was $22.9 million for the 2009 first quarter, versus a loss of $4.9 million for the same period in 2008, reflecting the commutation of the MGIC reinsurance contract that the Company had been accounting for using the deposit method. HCC received $25.0 million of cash from the MGIC commutation, of which $5.0 million was recorded as fee and commission income. After reinsurance and other costs, the commutation increased pretax earnings by $15.6 million in the first quarter of 2009. The pretax earnings impact for the full year 2009, however, will be $7.8 million more than originally budgeted.
Investment income decreased during the first quarter of 2009 to $45.2 million, compared to $47.6 million a year earlier, reflecting much lower short-term interest rates in 2009.
HCC’s fixed income securities generated $45.4 million in investment income in the 2009 first quarter, versus $40.9 million in the 2008 first quarter. The Company’s fixed income investments increased 10.0 percent from March 31, 2008 to $4.3 billion at March 31, 2009.
As of March 31, 2009, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 4.8 years and an average tax equivalent yield of 5.2 percent. The Company held $8.1 million of subprime-related and Alt-A securities, which had an average rating of A, and owned no CDO or CLO securities. HCC has never been a counterparty to any credit default swap.
“At the end of the first quarter of 2009, HCC completed its exit from the last of its equity and equity-related investments, including hedge funds and other alternative investments. Those funds have been reinvested in fixed income securities. We incurred a $1.0 million loss during the first quarter of 2009. Our fixed income portfolio has continued to perform well and we had a net unrealized gain of $60.0 million on our available for sale fixed income securities at March 31, 2009,” Mr. Bramanti said.
HCC repurchased 1.7 million common shares for a total of $35.5 million during the first quarter of 2009. This brings the total repurchased to 4.7 million shares for a total of $98.8 million at an average cost of $21.14 per share.
The Company’s outstanding convertible debt issue was subject to a put option that expired on April 1, 2009. Investors elected to hold these securities and, therefore, they remain outstanding. Investors’ next put option is April 1, 2014. HCC continues to maintain a $575 million syndicated bank line of credit facility that does not expire until the end of 2011. The Company’s liquidity and cash flow remain strong and its shareholders’ equity is a record $2.7 billion.
As of March 31, 2009, total investments were $5.0 billion, total assets were $8.6 billion,

shareholders’ equity was $2.7 billion and the Company’s debt to total capital ratio remained very conservative at 13.6 percent.
See attached tables for further information about HCC’s first quarter financial results.
HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, May 6. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1061. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.6 billion, shareholders’ equity of $2.7 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.
Contact:	Barney White, HCC Vice President of Investor Relations Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
* * * * *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
March 31, 2009
(Unaudited, in thousands except per share data)

	Three months ended March 31,
	2009	2008
		(as adjusted) (a)

Gross written premium	$602,387	$582,999
Net written premium	491,250	493,647
Net earned premium	502,388	493,546
Fee and commission income	30,294	30,999
Net investment income	45,218	47,621
Other operating income (loss)	22,896	(4,946)
Total revenue	600,738	567,388
Net earnings	83,170	80,455
Earnings per share (diluted)	0.73	0.69
Cash flow from operations	133,602	135,800
Weighted-average shares outstanding (diluted)(in millions)	113.3	116.4
GAAP net loss ratio	62.8%	59.4%
GAAP combined ratio	87.3%	83.7%
Paid loss ratio	54.0%	51.0%

	March 31, 2009	December 31, 2008
		(as adjusted) (a)

Total investments	$5,019,675	$4,804,283
Total assets	8,623,917	8,332,000
Shareholders’ equity	2,704,910	2,640,023
Debt to total capital	13.6%	11.5%
Book value per share	$24.14	$23.27

(a)	Certain amounts in 2008 changed due to our 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31,	December 31,
	2009	2008
		(as adjusted) (a)
ASSETS

Investments:
Fixed income securities — available for sale	$4,228,306	$4,133,165
Fixed income securities — held to maturity	94,744	123,553
Short-term investments	671,355	497,477
Other investments	25,270	50,088

Total investments	5,019,675	4,804,283
Cash	33,013	27,347
Restricted cash and cash investments	184,666	174,905
Premium, claims and other receivables	807,177	770,823
Reinsurance recoverables	1,078,532	1,054,950
Ceded unearned premium	232,812	234,375
Ceded life and annuity benefits	63,513	64,235
Deferred policy acquisition costs	193,016	188,652
Goodwill	862,658	858,849
Other assets	148,855	153,581

Total assets	$8,623,917	$8,332,000

LIABILITIES

Loss and loss adjustment expense payable	$3,490,033	$3,415,230
Life and annuity policy benefits	63,513	64,235
Reinsurance balances payable	132,447	122,189
Unearned premium	974,687	977,426
Deferred ceding commissions	63,299	63,123
Premium and claims payable	423,919	405,287
Notes payable	424,714	343,649
Accounts payable and accrued liabilities	346,395	300,838

Total liabilities	5,919,007	5,691,977

SHAREHOLDERS’ EQUITY

Common stock	116,743	116,457
Additional paid-in capital	888,121	881,534
Retained earnings	1,746,943	1,677,831
Accumulated other comprehensive income	51,902	27,536
Treasury stock	(98,799)	(63,335)

Total shareholders’ equity	2,704,910	2,640,023

Total liabilities and shareholders’ equity	$8,623,917	$8,332,000

(a)	Certain amounts in 2008 changed due to our 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Three months ended
	March 31,
	2009	2008
		(as adjusted) (a)
REVENUE

Net earned premium	$502,388	$493,546
Fee and commission income	30,294	30,999
Net investment income	45,218	47,621
Net realized investment gain (loss)	(58)	168
Other operating income (loss)	22,896	(4,946)

Total revenue	600,738	567,388

EXPENSE

Loss and loss adjustment expense, net	315,566	293,026
Policy acquisition costs, net	88,692	92,268
Other operating expense	68,998	59,204
Interest expense	4,639	4,953

Total expense	477,895	449,451

Earnings before income tax expense	122,843	117,937
Income tax expense	39,673	37,482

Net earnings	$83,170	$80,455

Basic earnings per share data:
Net earnings per share	$0.73	$0.70

Weighted-average shares outstanding (millions)	112.8	115.2

Diluted earnings per share data:
Net earnings per share	$0.73	$0.69

Weighted-average shares outstanding (millions)	113.3	116.4

Cash dividends declared, per share	$0.125	$0.110

(a)	Certain amounts in 2008 changed due to our 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	March 31,
	2009	2008
		(as adjusted) (a)
Operating activities:
Net earnings	$83,170	$80,455
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	(28,719)	3,779
Change in reinsurance recoverables	(29,973)	2,671
Change in ceded unearned premium	(217)	19,899
Change in loss and loss adjustment expense payable	67,544	91,845
Change in reinsurance balances payable	11,481	(5,761)
Change in unearned premium	(11,335)	(16,960)
Change in premium and claims payable, net of restricted cash	8,859	(45,449)
Change in accounts payable and accrued liabilities	(7,556)	(7,015)
Change in trading portfolio	—	9,062
Stock-based compensation expense	4,783	2,866
Depreciation and amortization expense	3,579	3,390
Other, net	31,986	(2,982)

Cash provided by operating activities	133,602	135,800

Investing activities:
Sales of available for sale fixed income securities	119,092	120,075
Maturity or call of available for sale fixed income securities	69,280	75,875
Maturity or call of held to maturity fixed income securities	85,821	—
Cost of available for sale fixed income securities acquired	(210,093)	(419,238)
Cost of held to maturity fixed income securities acquired	(59,515)	—
Cost of other investments acquired	—	(36,735)
Change in short-term investments	(177,715)	128,052
Proceeds from sales of other investments	48,579	19,038
Payments for purchase of businesses, net of cash received	(32,966)	(71,486)
Other, net	(3,482)	(1,670)

Cash used by investing activities	(160,999)	(186,089)

Financing activities:
Advances on line of credit	80,000	40,000
Sale of common stock	2,090	4,592
Purchase of common stock	(35,464)	—
Dividends paid	(14,182)	(12,658)
Other, net	619	3,908

Cash provided by financing activities	33,063	35,842

Net increase (decrease) in cash	5,666	(14,447)

Cash at beginning of period	27,347	39,135

Cash at end of period	$33,013	$24,688

(a)	Certain amounts in 2008 changed due to our 1/1/2009 adoption of new accounting standards.

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
March 31, 2009
(Unaudited, in thousands)

	1st Qtr	1st Qtr	Change
	2009	2008	%
GROSS WRITTEN

Diversified financial products	$245,112	$211,364	16%
Group life, accident & health	216,993	210,534	3
Aviation	41,952	44,828	(6)
London market account	44,749	40,936	9
Other specialty lines	53,577	75,343	(29)
Discontinued lines	4	(6)	nm

	$602,387	$582,999	3%

NET WRITTEN

Diversified financial products	$203,363	$180,501	13%
Group life, accident & health	199,056	202,375	(2)
Aviation	30,611	32,346	(5)
London market account	26,394	29,028	(9)
Other specialty lines	31,822	49,403	(36)
Discontinued lines	4	(6)	nm

	$491,250	$493,647	—%

NET EARNED PREMIUM

Diversified financial products	$214,084	$192,177	11%
Group life, accident & health	201,088	192,446	4
Aviation	32,814	34,993	(6)
London market account	23,674	27,090	(13)
Other specialty lines	30,724	46,846	(34)
Discontinued lines	4	(6)	nm

	$502,388	$493,546	2%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
March 31, 2009
(Unaudited, in thousands)

			% of	Average Ratings
	Amortized Cost	Fair Value	Portfolio	AAA	AA	A	BBB	Below BBB	Other	Average

Fixed Income Securities	$4,263,073	$4,323,738	100.0%	$2,123,820	$1,447,155	$618,295	$119,768	$12,106	$2,594	AA+

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$722,952	$766,643	17.7%	766,643	—	—	—	—	—	AAA

Non-Agency
Prime	79,076	68,346	1.6%	43,602	823	6,739	9,906	7,276	—	AA
Alt-A	7,048	6,426	0.1%	2,860	662	778	183	1,943	—	A
Subprime	2,151	1,657	0.0%	1,274	—	—	209	174	—	A+

Total Residential MBS/CMO	$811,227	$843,072	19.5%

Agency Securities

Senior Agency Debt — FNMA / FHLMC	$23,344	$24,373	0.6%	24,373	—	—	—	—	—	AAA

Corporate Bonds — Non Financial	$391,168	$398,387	9.2%	47,544	42,697	263,289	42,331	2,526	—	A+

Corporate Bonds — Financial Institutions	$223,852	$213,751	4.9%	41,613	46,838	122,138	3,162	—	—	AA-

Commercial Mortgaged Backed Securities	$170,474	$139,680	3.2%	139,071	609	—	—	—	—	AAA

Municipal Bond Portfolio	$2,005,822	$2,054,822	47.5%	489,458	1,314,880	193,153	54,452	—	2,879	AA

Insurance Enhanced	$1,227,502	$1,253,548	29.0%	189,286	830,601	176,374	54,655	—	2,632	AA

Insured — Underlying Ratings	$1,227,502	$1,253,548	29.0%	185,276	770,054	273,775	877	—	23,566	AA

Non-Insured	$778,320	$801,274	18.5%	299,328	484,589	17,357	—	—	—	AA+

Asset Backed Securities
Auto	$45,577	$43,095	1.0%	35,068	1,900	1,649	4,478	—	—	AA+
Credit Card	9,550	9,579	0.2%	9,579	—	—	—	—	—	AAA
Other	5,883	5,279	0.1%	1,278	—	3,320	681	—	—	AA

Total Asset Backed Securities	$61,010	$57,953	1.3%

Notes:
There are no CDOs/CLOs in the portfolio.
Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating.
Received paydown of $0.7 million for the first quarter of 2009 on subprime and Alt-A securities.
Corporate Bonds — Financial Institutions includes $56.0 million of bonds issued by foreign financial institutions.

HCC Insurance Holdings, Inc. and Subsidiaries
Net Investment Income and Unrealized Gains and Losses
Selected Disclosures
March 31, 2009
(Unaudited, in thousands)

	Three months ended
	March 31,
	2009	2008

Sources of net investment income:

Fixed income securities
Taxable	$25,105	$22,452
Exempt from U.S. income tax	20,333	18,472

Total from fixed income securities	45,438	40,924

Short-term investments	1,794	8,592
Alternative investments	(962)	(1,205)
Other investments	—	267

Total investment income	46,270	48,578

Investment expense	(1,052)	(957)

Net investment income	$45,218	$47,621

Unrealized gains and losses on available for sale fixed income securities:

Change in unrealized gain for period	$45,351	$1,114

Unrealized gain at March 31, 2009	$59,977

Unrealized gain at December 31, 2008	$14,626

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
March 31, 2009
•	As of March 31, the Company had 62 “non-Side A only” D&O, E&O and Fiduciary Liability claims and 17 “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, three are on primary policies with gross policy limits totaling $12 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.0 million gross and $8.6 million net, with an average attachment point of $88 million.

•	The average policy limit for “Side A only” claims is $14.2 million gross and $11.3 million net, with an average attachment point of $159 million.

•	Based upon the Company’s present knowledge, HCC believes the ultimate subprime related losses will be contained within the current overall reserves for D&O, E&O and Fiduciary Liability business.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
March 31, 2009
(Unaudited, in thousands)

	Year to Date 2009			Full Year 2008
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$214,084	$110,846	51.8%	$805,604	$387,718	48.1%
Group life, accident & health	201,088	150,033	74.6	777,268	567,947	73.1
Aviation	32,814	20,125	61.3	139,838	87,525	62.6
London market account	23,674	9,766	41.3	106,857	49,571	46.4
Other specialty lines	30,724	24,899	81.0	173,449	116,526	67.2
Discontinued lines	4	(103)	nm	4,758	2,586	nm

Total	$502,388	$315,566	62.8%	$2,007,774	$1,211,873	60.4%

nm — Not meaningful comparison